Exhibit 3.2
AMENDED AND RESTATED BY-LAWS
OF
CARBONITE, INC.
ARTICLE I - STOCKHOLDERS
     1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer) or, if not so designated, at the principal office of the Corporation.
     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, Chairperson of the Board, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer), which date shall not be a legal holiday in the place where the meeting is to be held.
     1.3 Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors, Chairperson of the Board, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer), and may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
     1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and time of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Without limiting the manner in which notice may be given to stockholders, any shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder to whom the notice is given. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
     1.5 Voting List. The Secretary of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each such stockholder.
     1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of a sufficient number of votes to leave less than a quorum remaining at the meeting.
     1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
     1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communication, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
     1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all shares of stock present or represented at the meeting and voting on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented and voting on such matter), except where a different vote is required by law, the Certificate of Incorporation, or these By-Laws. When a quorum is present at any meeting, any election by stockholders of persons to the Board of Directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.
     1.10 No Action by Written Consent. Subject to the rights of holders of any class or series of preferred stock then outstanding, as may be set forth in the certificate of designation relating to such preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with these By-Laws and the DGCL may not be taken by written consent of stockholders without a meeting.
     1.11 Notice of Nominations and Stockholder Business. Except for (1) any persons entitled to be elected to the Board of Directors by the holders of preferred stock, (2) any directors elected in accordance with Section 2.6 hereof by the Board of Directors to fill any vacancy or newly-created directorship, or (3) as otherwise required by law or stock exchange regulation, only persons who are nominated in accordance with the procedures of this Section 1.11 shall be eligible for election to the Board of Directors.
          (a) Annual Meetings of Stockholders.
               (i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by stockholders at an annual meeting of stockholders may be made only (A) pursuant to the provisions of Section 1.4 hereof, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting, and who complies with the procedures set forth in this Section 1.11(a).
               (ii) For nominations or other business to be properly brought before an annual meeting of stockholders pursuant to Section 1.11(a)(i)(C) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nomination of persons for election the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days following such anniversary date, such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) of the giving of a stockholder’s notice as described in this Section 1.11(a)(ii).
               (iii) A stockholder’s notice to the Secretary of the Corporation shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors, all information relating to such person that that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named in the proxy statement as a nominee and to serving on the Board of Directors if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolution proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment), the reasons for conducting such business, and any material interest in such business of such stockholder and the Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is made, and (C) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such Stockholder Associated Person, (2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such Stockholder Associated Person, (3) a description of any agreement, arrangement, or understanding between or among such stockholder and any such Stockholder Associated Person, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business, (4) a description of any agreement, arrangement, or understanding (including, regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person or any such nominee with respect to the Corporation’s securities, (5) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (6) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (i) deliver a proxy statement and/or form a proxy of holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the Corporation, the information required pursuant to Section 1.11(a)(iii)(C)(2), (3), and (4) hereof shall be supplemented by such stockholder and any such Stockholder Associated Person not less than 10 days after the record date for the meeting to disclose such information as of the record date.

               (iv) For the purposes of this Section 1.11, the term “Stockholder Associated Person” as used in relation to any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by, or under common control with such Stockholder Associated Person.
          (b) Special Meetings of Stockholders. If the election of persons to the Board of Directors is included as business to be brought before a special meeting of stockholders in the Corporation’s notice of meeting delivered pursuant to Section 1.4 hereof, nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11(b) and at the time of the annual meeting, who shall be entitled to vote at the meeting, and who complies with the procedures set forth in this Section 1.11(b). For nominations to be properly brought before any special meetings pursuant to Section 1.11(b)(B) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (1) no earlier than 120 days prior to the date of the special meeting and (2) no later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made by the Corporation. A stockholder’s notice to the Secretary of the Corporation pursuant to this Section 1.11(b) shall comply with the requirements of Section 1.11(a)(iii).
          (c) General.
               (i) At the request of the Board of Directors, any person nominated by the Board of Directors for election to the Board of Directors shall furnish to the Secretary of the Corporation the information required to be set forth in stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated for election to the Board of Directors by a stockholder unless nominated in accordance with the procedures of this Section 1.11. No business proposed by a stockholder shall be conducted at a meeting of stockholders except in accordance with Section 1.11. The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws or that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For the purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
               (ii) Without limiting the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any reference in these By-Laws to the Exchange Act or such rules and regulations promulgated thereunder are not intended to, and shall not, limit any requirement applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.11.
          (d) Proxy Access Rules. Notwithstanding anything contained herein to the contrary, the notice requirements set forth herein with respect to nomination of persons for election to the Board of Directors or other business pursuant to this Section 1.11 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation, a nomination in compliance with Rule 14a-11 under the Exchange Act, or a proposal in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s nomination or proposal, as the case may be, has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.
     1.12 Conduct of Meetings. At each meeting of stockholders, the Chairperson of the Board, if one shall have been elected, or in the Chairperson of the Board’s absence or if one shall not have been elected, the Director designated by the vote of a majority of the Directors present at such meeting, shall act as chairperson of the meeting. The Secretary of the Corporation shall act as secretary of the meeting and keep the minutes thereof or, in the Secretary’s absence or inability to act, the person whom the Chairperson of the Board shall appoint shall perform such tasks. The order of business at all meetings of stockholders shall be as determined by the chairperson of the meeting.
ARTICLE II - DIRECTORS
     2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws. In the event of a vacancy on the Board of Directors, the remaining members of the Board of Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
     2.2 Number; Election and Qualification. Subject to the rights of holders of any class or series of preferred stock to elect persons to the Board of Directors, the number of Directors shall be established by the Board of Directors; provided, however that the Board of Directors shall have at least one member. Election of persons to the Board of Directors need not be by written ballot. Members of the Board of Directors need not be stockholders of the Corporation.

     2.3 Chairperson of the Board; Vice Chairperson of the Board. The Board of Directors may appoint from its members a Chairperson of the Board and a Vice Chairperson of the Board. If the Board of Directors appoints a Chairperson of the Board, such Chairperson shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairperson of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 hereof. If the Board of Directors appoints a Vice Chairperson of the Board, such Vice Chairperson shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairperson of the Board, or in the Chairperson’s absence, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors.
     2.4 Classes of Directors. Subject to the rights of holders of any class or series of preferred stock to elect persons to the Board of Directors, the Board of Directors shall be and is divided into three classes: Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of members of the Board of Directors. The allocation of Directors among classes shall be determined by resolution of the Board of Directors.
     2.5 Tenure. Subject to the rights of holders of any class or series of preferred stock to elect persons to the Board of Directors, each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the meeting of stockholders at which such Director was elected; provided that each Director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of these Amended and Restated By-Laws, each Director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of these Amended and Restated By-Laws, each Director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of these Amended and Restated By-Laws; provided further, that the term of each Director shall continue until the election and qualification of such Director’s successor and be subject to such Director’s earlier death, resignation, or removal.
     2.6 Vacancies. Subject to the rights of holders of any class or series of preferred stock to elect persons to the Board of Directors, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A person elected to fill a vacancy on the Board of Directors shall be elected for the unexpired term of such person’s predecessor in office, and a person appointed to fill a position resulting from an increase in the size of the Board of Directors shall hold office until the next annual meeting of stockholders where the class of Directors to which such person is assigned by the Board of Directors is to be elected by stockholders and until the election and qualification of such person’s successor and be subject to such person’s earlier death, resignation, or removal.
     2.7 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal executive office or to the Chairperson of the Board, if any, the Chief Executive Officer, the President, or the Secretary of the

Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some time later or upon the occurrence of some later event.
     2.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any Director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
     2.9 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairperson of the Board, if any, the Chief Executive Officer, the President, three or more members of the Board of Directors, or by one member of the Board of Directors in the event that there is only a single Director in office.
     2.10 Notice of Special Meetings. Notice of the date, place, and time of any special meeting of the Board of Directors shall be given to each member by the Secretary of the Corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each member of the Board of Directors: (i) in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic transmission, or delivering written notice by hand to such Director’s last known business, home, or electronic transmission address at least 48 hours in advance of the meeting, or (iii) by sending written notice by first-class mail to such Director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
     2.11 Meetings by Conference Communications Equipment. Members of the Board of Directors may participate in meetings of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
     2.12 Quorum. A majority of the total number of members of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more members of the Board of Directors shall be disqualified to vote at any meeting, the required quorum shall be reduced by one for each such Director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
     2.13 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
     2.15 Removal. Subject to the rights of holders of any class or series of preferred stock to elect persons to the Board of Directors, members of the Board of Directors may be removed only for cause and only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of persons to the Board of Directors, voting together as a single class.
     2.16 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the members of the Board of Directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the members of such committee or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.
     2.17 Compensation of Directors. Members of the Board Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
ARTICLE III - OFFICERS
     3.1 Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other officers with such other titles as the Board of Directors shall determine, including one or more Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2 Election. The Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.
     3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person, except that no person shall hold the offices and perform the duties of President and Secretary.
     3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution choosing or appointing such officer, or until such officer’s earlier death, resignation, or removal.
     3.5 Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal executive office or to the Chairperson of the Board, if any, the Chief Executive Officer, the President, or the Secretary of the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some time later or upon the occurrence of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the members of the Board of Directors then in office.
     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.
     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
     3.7 Chief Executive Officer; President. Unless the Board of Directors has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive officer or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Office (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Chief Financial Officer shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restriction upon the Chief Executive Officer.
     3.8 Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial operations of the Corporation subject to the direction of the Board of Directors and the Chief Executive Officer, and shall perform all duties and have all powers that are commonly incident to the office of chief financial officer or that are delegated to such officer by the Board of Directors or the Chief Executive Officer from time to time.
     3.9 Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President, or any other title selected by the Board of Directors.
     3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, or the Secretary may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or the Board of Directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
     3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.
     The Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
     3.12 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
     3.13 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
ARTICLE IV - CAPITAL STOCK
     4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred, or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
     4.2 Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number and class of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.
     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered holder thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a), or 218 of the DGCL, with respect to Section 151 of the DGCL, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.
     4.3 Transfers. Shares of stock of the Corporation shall be transferrable in the manner prescribed by law and in these By-Laws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by surrender to the Corporation ors its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signatures as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge, or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.
     4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft, or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the Corporation, any transfer agent, or registrar.
     4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     4.6 Regulations. The issue, transfer, conversion, and registration of shares of stock of the Corporation shall be governed by such regulations as the Board of Directors may establish.
ARTICLE V - GENERAL PROVISIONS
     5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.
     5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
     5.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation, or by these By-Laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at, or after the time stated in such waiver, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of persons at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     5.4 Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President, or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by the Corporation.
     5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
     5.6 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
     5.7 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these By-Laws.

     5.8 Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.
ARTICLE VI - AMENDMENTS
     6.1 By the Board of Directors. These By-Laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
     6.2 By the Stockholders. Subject to the Certificate of Incorporation, these By-Laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

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